UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report(Date of earliest event reported):
June 20, 2003




UNITED SECURITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)





        Delaware                   0-14559                      63-0843362
(State of Incorporation)       (Commission File                (IRS Employer
                                   Number)                     Identification
                                                                  Number)



131 West Front Street, P. O. Box 249, Thomasville, Alabama 36784
(Address of principal executive offices, including zip code)



(334) 636-5424
(Registrant's telephone number, including area code)

Item 5.  Other Events.


On June 19, 2003, the Board of Directors of United Security Bancshares, Inc. declared a two-for-one stock split.

The additional shares will be payable July 22, 2003, to shareholders of record at the close of business on June 30, 2003. As a result of the stock split, shareholders of record will receive one additional share for every share currently held.



Item 7.  Exhibits.


( c )	Exhibits.


	Exhibit Number			Exhibit
	--------------			-------

	99.1					Press Release dated June 20, 2003

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					UNITED SECURITY BANCSHARES, INC.

					By:	/s/ Larry M. Sellers
                                    --------------------
						Larry M. Sellers
						Vice-President, Secretary and Treasurer


Dated:  June 20, 2003

INDEX TO EXHIBITS


	Exhibit Number			Exhibit
	--------------			-------
99.1	Press Release dated June 20, 2003